EXHIBIT 32.1

CERTIFICATION

In connection with the annual report of SANWUAVE Health, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Kevin A. Richardson, II, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:  May 13, 2022

/s/ Kevin A. Richardson, II
Kevin A. Richardson, II
Chief Executive Officer